UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 6, 2017

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A, West Henrietta, New York 14586

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 6, 2017, Vuzix Corporation (the “Company”) entered into a Supply Agreement with Toshiba Information Equipment (Hangzhou) Co., Ltd. (“Toshiba”). The supply agreement set forth the general terms and conditions, including with respect to product quality, product changes, minimum order quantities and deliveries, and pricing pursuant to which the Company will sell to Toshiba and its affiliates the Company’s smart glasses product that was developed pursuant to a development agreement between the Company and a Toshiba affiliate announced in February 2017. Any such sales will be made pursuant to purchase orders which Toshiba may submit in its discretion.

Pursuant to the supply agreement, the Company agreed to sell such product exclusively to Toshiba for a period of up to 12 months, subject to Toshiba’s submitting a minimum of $5,000,000 of purchase orders. The product will be co-branded as a Toshiba product, powered by Vuzix and is expected to be sold on a global basis by Toshiba by their Toshiba Client Solutions group, which will bundle the smart glasses unit with a specially designed mobile edge computing system that they principally developed for this program. The supply agreement has a three year term, subject to earlier termination under certain conditions set forth therein.

The Company expects production under the supply agreement to commence in the first quarter of 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2017	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell Chief Financial Officer